Exhibit 10.2

AMENDED AND RESTATED AMENDMENT NO. 1
TO
UNDERWRITING AGENCY AGREEMENT
DATED DECEMBER 1, 2001

WHEREAS, Allied World Assurance Company, Ltd. (the “Company”) and IPCRe Underwriting Services Ltd. (the “Underwriting Agent”) had entered into an Underwriting Agency Agreement dated as of December 1, 2001, amended on February 21, 2003, March 28, 2003, and October 31, 2003;

WHEREAS, in Section 2.2.C the maximum limit of liability under reinsurance treaties entered into by the Underwriting Agent on behalf of the Company is $12.5 million per program;

WHEREAS, it is deemed desirable to increase the maximum limit of liability under the reinsurance treaties for only two of the accounts of the Company; and

WHEREAS, it is deemed desirable to amend Section 13.1, Term and Termination, to reflect a three-year rolling term;

NOW, THEREFORE IT IS AGREED that the Underwriting Agent Agreement be amended as follows:

A.	That with respect to Section 2.2.C and two of the accounts of the Company, Norwich Union and Zenkyoren, the maximum limit of liability under reinsurance treaties be increased from $12.5 million to $20 million.

B.	That the Section 13.1 of the Underwriting Agency Agreement be deleted and replaced with the following:

13.1	The term of this Agreement shall commence on December 1, 2001 and shall continue in force until December 2, 2004 (the “Initial Term”). On December 1, 2002 the Initial Term of this Agreement shall be extended by the period of one year, and thereafter, on December 1st of each successive year, the term of the agreement shall be further extended by one year unless prior written notice to terminate shall have been delivered by one party to the other party at least 90 days prior to December 1st of any given year.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Amendment No. 1 to the UNDERWRITING AGENCY AGREEMENT as of April 19, 2004.

For and on behalf of IPCRe Underwriting Services Ltd.	For and on behalf of Allied World Assurance Company, Ltd.

/s/ James Bryce James Bryce President and CEO	/s/ Scott Carmilani Scott Carmilani President and CEO